EXHIBIT 8(a)(7)

                           [LOGO] STATE STREET
                                  Serving Institutional Investors Worldwide(TM)

                STATE STREET STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                        SCUDDER KEMPER INVESTMENTS, INC.
      (See attached lists of mutual funds and Scudder Trust Co. accounts)

--------------------------------------------------------------------------------

        CUSTODY SERVICE

        Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

        The custody fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets for the entire fund complex.

                                   ANNUAL FEES
                                   -----------
I.       DOMESTIC ASSETS                                       .25 Basis Points

II.      PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

         Depository Settlements (DTC, PTC, Fed Reserve)        $ 4.00
         New York Physical Settlements                         $25.00
         State Street Bank Repos                                $4.00
         Wire Fees                                             $ 5.00
         All Other Trades                                      $12.00
         Third Party FX                                        $50.00
         Third Party Security Lending                          $12.00

III.     GLOBAL ASSETS

Group A   Group B    Group C       Group D      Group E    Group F       Group G         Group H     Group I     Group J    Group K
------------------------------------------------------------------------------------------------------------------------------------
Canada    Australia  Belgium       Hong Kong    Austria    Indonesia     Argentina       Chile       Bangladesh  Columbia   Botswana
          Denmark    France        Netherlands  Finland    Phillippines  Brazil          Greece      China       Hungary    Cyprus
          Euroclear  Ireland       Norway       Malaysia   Portugal      Czech Republic  Israel      Ecuador     Peru       Ghana
          Germany    Italy         Spain        Mexico     S. Korea      Taiwan          Poland      Egypt                  Kenya
          Japan      New Zealand   Sweden       Singapore  Thailand      Turkey          Slovak      India                  Russia
          U.K.       South Africa                                                        Republic    Jordan                 Uruguay
                     Switzerland                                                                     Luxembourg             Zimbabwe
                                                                                                     Mauritius
                                                                                                     Morocco
                                                                                                     Namibia
                                                                                                     Pakistan
                                                                                                     Sri Lanka
                                                                                                     Tunisia
                                                                                                     Venezuela
                                                                                                     Zambia


Holding Asset Charges in Basis Points (Annual Fee)

Group A    Group B    Group C      Group D      Group E    Group F       Group G         Group H     Group I     Group J    Group K
------------------------------------------------------------------------------------------------------------------------------------
1.0        2.0        3.0          5.0          7.0        13.0          20.0            30.0        35.0        40.0       45.0
------------------------------------------------------------------------------------------------------------------------------------

IV.      PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

Group A   Group B    Group C      Group D      Group E     Group F       Group G
--------------------------------------------------------------------------------
Canada    Denmark    Australia    Argentina    Brazil      Bangladesh     Russia
          Euroclear  Belgium      Austria      Chile       Botswana
          Germany    France       Finland      China       Colombia
          Japan      Italy        Hong Kong    Ecuador     Cyprus
          S. Africa  Mexico       Indonesia    Egypt       Czech Republic
          Sweden     Netherlands  Ireland      Israel      Ghana
          U.K.       New Zealand  Malaysia     Luxembourg  Greece
                     Switzerland  Philippines  Morocco     Hungary
                                  Portugal     Norway      India
                                  S. Korea     Peru        Jordan
                                  Spain        Poland      Kenya
                                  Taiwan       Singapore   Mauritius
                                  Thailand     Sri Lanka   Namibia
                                               Turkey      Pakistan
                                               Zambia      Slovak Republic
                                                           Tunisia
                                                           Uruguay
                                                           Venezuela
                                                           Zimbabwe

         Group A  Group B    Group C     Group D   Group E    Group F    Group G
         -----------------------------------------------------------------------
         $25      $35        $50         $75        $100      $125       $250
         --------------------------------------------------------------------

V.       OPTIONS

         Option charge for each option written or closing contract, per issue, per broker      $25.00

         Option expiration charge, per issue, per broker                                       $15.00

         Option exercised charge, per issue, per broker                                        $15.00

VI.      SPECIAL SERVICES

         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

VII.     EARNINGS CREDIT

         A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

VIII.    OUT-OF-POCKET EXPENSES

         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         Telephone                         Transfer Fees
         Registration Fees                 Sub-custodian Charges
         Postage and Insurance             Price Waterhouse Audit Letter
         Courier Service                   Federal Reserve Fee for Return Check
         Duplicating                        items over $2,500 -- $4.25 each
         Legal Fees                        GNMA Transfer -- $15.00 each
         Supplies Related to Fund Records  Stamp Duties
         Rush Transfer -- $8.OO each

SCUDDER KEMPER INVESTMENTS, INC.       STATE STREET BANK & TRUST COMPANY

By:__________________________________  By:______________________________________

Title:_______________________________  Title:___________________________________

Date:________________________________  Date:____________________________________

                       STATE STREET BANK AND TRUST COMPANY
                            SCUDDER COMPLEX OF FUNDS
                                   SCHEDULE A

FUND

SCUDDER CASH INVESTMENT TRUST                                       3/1/94
SCUDDER GNMA FUND                                                   5/9/95
SCUDDER INVESTMENT TRUST
Scudder Classic Growth Fund                                         9/9/96
Scudder Growth and Income Fund                                     10/17/94
Scudder Quality Growth Fund                                         11/1/94
Scudder Real Estate Investment Fund                                 3/2/98
SCUDDER PORTFOLIO TRUST
Scudder Balanced Fund                                               1/18/95
Scudder High Yield Bond Fund                                        6/28/96
Scudder Income Fund                                                 1/12/95
SCUDDER U.S. TREASURY MONEY FUND                                    8/1/94

SCUDDER CALIFORNIA TAX FREE TRUST
Scudder California Tax Free Fund                                    8/1/94
Scudder California Tax Free Money Fund                              9/27/94
SCUDDER MUNICIPAL TRUST
Scudder Managed Municipal Bonds                                     2/9/95
Scudder High Yield Tax Free Fund                                    1/23/95
SCUDDER STATE TAX FREE TRUST
Scudder New York Tax Fee Fund                                      12/17/94
Scudder New York Tax Free Money Fund                                9/22/94
Scudder Massachusetts United Term Tax Free Fund                     2/15/94
Scudder Massachusetts Tax Free Fund                                11/14/94
Scudder Ohio Tax Free Fund                                         10/21/94
Scudder Pennsylvania Tax Free Fund                                 11/16/94
SCUDDER TAX FREE MONEY FUND                                         9/27/94
SCUDDER TAX FREE TRUST
Scudder Limited Term Tax Free Fund                                  2/15/94
Scudder Medium Term Tax Free Fund                                  11/16/94
SCUDDER VARIABLE LIFE INVESTMENT FUND
Balanced Portfolio                                                  10/1/94
Bond Portfolio                                                      10/1/94
Capital Growth Portfolio                                            10/1/94
International Portfolio                                             10/1/94
Money Market Portfolio                                              10/1/94
Growth and Income Portfolio                                         10/1/94
SCUDDER EQUITY TRUST
Scudder Capital Growth Fund                                        10/19/94
Scudder Value Fund                                                 10/24/94
SCUDDER FUNDS TRUST
Scudder Short Term Bond Fund                                        7/19/95
Scudder Zero Coupon 2000 Fund                                       10/1/94
SCUDDER MUTUAL FUNDS, INC.
Scudder Gold Fund                                                   3/28/95
SCUDDER SECURITIES TRUST
Scudder 21st Century Growth Fund                                    9/9/96
Scudder Development Fund                                            10/6/95
Scudder Financial Services Fund                                     9/30/97
Scudder Health Care Fund                                            1/5/98
Scudder Micro Cap Fund                                              8/12/96
Scudder Small Company Value Fund                                    6/15/95
Scudder Technology Fund                                             1/5/98


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

                      STATE STREET BANK AND TRUST COMPANY
                            SCUDDER COMPLEX OF FUNDS
                                   SCHEDULE A

SCUDDER FUND INC.
Managed Cash Fund                                                   8/1/94
Managed Federal Securities Fund                                     8/1/94
Managed Government Securities Fund                                  8/1/94
Managed Intermediate Government Fund                                9/22/94
Managed Tax-Free Fund                                               8/18/95
SCUDDER INSTITUTIONAL FUND, INC.
Institutional Cash Portfolio                                        8/1/95
Institutional Federal Portfolio                                     8/1/94
Institutional Government Portfolio                                  8/1/94
Institutional Tax-Free Portfolio                                    8/18/94


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